SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010

MARTEK BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its

charter)

Delaware	0-22354	52-1399362
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6480 Dobbin Road, Columbia Maryland	21045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2010, Martek Biosciences Corporation (“Martek”) entered into an amendment (the “Amendment”) to its Supply Agreement, dated January 1, 2006, as amended on August 6, 2009 (the “Supply Agreement”), between Martek and Mead Johnson & Company, LLC (“Mead Johnson”). The Amendment is deemed effective as of June 1, 2010.

Prior to the Amendment, the Supply Agreement provided either party with a right of early termination beginning after December 31, 2011.  The Amendment eliminates such early termination provision and, as a result,  the Supply Agreement will remain in effect through its full term, which ends December 31, 2015.  The Amendment also amends the Supply Agreement to grant Mead Johnson an option for a four year extension beyond December 31, 2015. Under the terms of the Supply Agreement, as amended, Martek will continue as the global sole-source supplier of DHA (docosahexaenoic acid) and ARA (arachidonic acid) for all Mead Johnson infant formula products.  Martek will provide Mead Johnson with certain graduated price reductions over the remaining term of the Supply Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

Date: June 23, 2010	By:	/s/ Peter L. Buzy
Peter L. Buzy
Chief Financial Officer, Treasurer and
Executive Vice President for Finance and
Administration